September 24, 1999


Mr. Douglas Robinson
Director
Skyplan Services Limited
1441 Aviation Park
Calgary, Alberta
T2E 8M7

Dear Douglas:

Re:      Skyplan Services (UK) Limited (the "Company")

         This letter will serve to set out the terms and conditions upon which Navtech Systems Support Inc. (herein called "Navtech") or an affiliate designated by Navtech (the "Purchaser") agrees to purchase from Skyplan Services Limited (the "Shareholder") all of the issued and outstanding common shares of the Company (the "Purchased Shares"). If acceptable to the Shareholder, once executed, this letter will become a legally binding agreement. Should the Purchaser be an affiliate, Navtech will provide a guarantee of performance.

         The terms of the offer are as follows:

1.       Offer to Purchase

         The Purchaser hereby offers to purchase from the Shareholder the Purchased Shares. On the Closing Date, the Purchased Shares are to be transferred to the Purchaser free and clear of any security interests, pledges, charges, or other encumbrances.

2.       Purchase Price

         The purchase price payable for the Purchased Shares (the "Purchase Price") shall be One Hundred and Eighty Thousand Dollars ($180,000.00) payable in accordance with Section 3.

3.       Payment of Purchase Price

          (a) The Purchase Price shall be paid to the Shareholder as follows:

               (i) $125,000.00 on the Closing Date (as hereinafter defined) by certified cheque, and

               (ii) the balance of the Purchase  Price shall be  deposited  into the trust account of Bennett Jones ("Purchaser's Counsel") on the Closing Date, to be held in trust subject to the terms of this letter agreement. Such funds (the "Holdback") shall be released for the benefit of the Shareholder upon expiry of the Post-Closing Term unless Purchaser's Counsel has received written notice as contemplated by paragraph 5 hereof.

          (b) It is agreed that all monies payable pursuant to paragraph 3(a) above shall be paid to Shareholder's counsel on the trust condition that the same be remitted to the Toronto Dominion Bank (the "TD Bank") on behalf of the Shareholder in such amounts as are necessary to extinguish all indebtedness of the Shareholder and its affiliates to TD Bank in respect of the Shareholder's domestic line of credit, as agreed with TD Bank (it being understood that if the amounts paid pursuant to paragraph 3(a) are insufficient to discharge such indebtedness, the entire amount shall be paid to TD Bank).

4.       Post-Closing Term

         For the time period commencing immediately after Closing and ending on the close of business on October 22, 1999 (the "Post-Closing Term"), the Shareholder shall:

          (a) continue to "host" the software of the Company in its offices in Calgary in order to insure that all software currently utilized and owned by the Company can continue to be utilized, unaffected, through the Post-Closing Term;

          (b) transfer to the Company all data, software and parameter files owned, used or licenced by the Shareholder or any of its affiliates which are used or required by the Company to support its current customer base, including, but not limited to, the items listed in Schedule "B" hereto, but excluding CyberTrac One;

          (c) provide or cause to be provided the following to the Company, without remuneration:

               (i) operational and technical support for the Calgary server and the London (Gatwick) office including communication links, twenty four hours a day, seven days a week;

               (ii) dedicated  technical  assistance  by Michel  Terroux  (for a minimum of forty hours during the Post-Closing Term), for the purposes of transferring customer-specific data, parameter files and software to operate and support the Company's customers; and

               (iii)provide all navigation and  meteorological  data  (including
                    AIRACs) on a timely and routine basis; and

          (d) cause all closing documents delivered by fax on the Closing Date to be delivered in original form.

5.       Breach During Post-Closing Term

          (a) In the event the Purchaser contends during the Post-Closing Term that: (i) the Shareholder is in breach of any of the representations or warranties referred to in Section 9 hereof, and that such breach is material; or (ii) that paragraph 4 has been breached by the Shareholder; the Purchaser shall provide the Shareholder and Purchaser's Counsel with written notice thereof, which notice shall contain complete particulars of the alleged breach.

          (b) In the event that Purchaser's Counsel has received written notice as contemplated by subparagraph 5(a) above, it shall retain such portion of the Holdback as is equal to the amount claimed in such notice (or all of the Holdback if less than the amount claimed). The unclaimed portion shall be paid to the Shareholder's counsel at the end of the Post-Closing Term on the trust condition that the same be remitted to TD Bank on behalf of the Shareholder in such amount as may be necessary to pay the balance owed, if any, on the Shareholder's domestic line of credit, to the extent of the available funds, with the remainder, if any, released to the Shareholder. The claimed portion shall remain in trust until the subject matter of the notice or notices has been resolved.

6.       Closing

         The purchase and sale of the Purchased Shares shall be completed on October 1, 1999, or such other date as may be mutually agreed upon (herein called the "Closing Date"). Closing shall occur on the basis of faxed signatures, which are to be delivered as soon as practicable thereafter by courier.

7.       Non-Solicitation Agreement

         On the Closing Date, the Shareholder shall provide to the Purchaser its written covenant, binding upon all of its subsidiaries and affiliates, in form and substance satisfactory to the Purchaser, not to solicit customers or employees of the Company, for a period of two years following the Closing Date.

8.       Communications with Company Employees

         From the date hereof until the Closing Date the Purchaser shall be entitled to hold discussions with each employee of the Company.

9.       Representations and Warranties of Shareholder

         The Shareholder represents and warrants to the Purchaser as follows, and acknowledges that the Purchaser is relying on such representations and warranties in connection with its purchase of the Purchased Shares:

          (a) Third Party Rights. No third party has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition of any shares of any nature or kind in the capital of the Company.

          (b) Authorization. This Agreement has been duly executed and delivered by the Shareholder and is a legal, valid and binding obligation of the Shareholder, enforceable against the Shareholder by the Purchaser in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency and other laws affecting the rights of creditors generally and except that equitable remedies may be granted only in the discretion of a court of competent jurisdiction.

          (c) No Other Agreements to Purchase. No third party has any written or oral agreement or option or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option for the purchase or acquisition from the Shareholder of any of the Purchased Shares.

          (d) Ownership of the Purchased Shares. The Shareholder is the legal and beneficial owner of record of the Purchased Shares, free and clear of all Encumbrances (as hereinafter defined) and, without limiting the generality of the foregoing, the Purchased Shares are not subject to any voting trust, shareholder agreement or voting agreement. At the time of completion of the transaction contemplated by this Agreement, the Purchaser will own all of the issued and outstanding share capital of the Company.

          (e) Encumbrances. "Encumbrance" means any encumbrance, lien, charge, hypothec, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, any matter capable of registration against title, option, right of pre-emption, privilege or any contract to create any of the foregoing.

          (f)  No  Violation.  The  execution  and  delivery  of this  letter of
               agreement  by  the  Shareholder  and  the   consummation  of  the
               transactions herein provided for will not result in either:

               (i) the breach or violation of any of the provisions of, or constitute a default under, or conflict with or cause the acceleration of any obligation of the Shareholder or the Company under:

                    (A) any judgment, decree, order or award of any court, governmental body or arbitrator having jurisdiction over the Shareholder or the Company;

                    (B) to the best of its knowledge, any contract to which the Company is a party or by which its assets are bound;

                    (C) any contract to which the Shareholder is a party or by which its assets are bound;

                    (D) to the best of its knowledge, any applicable law, statute, ordinance, regulation or rule; or

                    (E)  the  articles  of  incorporation   and  any  amendments
                         thereto, the by-laws and resolutions of the Company and the Shareholder; or

               (ii) the creation or imposition of any  Encumbrance on any of the
                    Purchased Shares or to the best of its knowledge, any of the property or assets of the Company.

          (g) Financial Statements. The financial statements for the Company as provided to the Purchaser have been prepared in accordance with generally accepted accounting principles, and present fairly the assets, liabilities (whether accrued, absolute, contingent, or otherwise) and the financial condition of the Company as at the respective dates of the relevant statements, and in particular the financial statement for the period ending May 31st, 1999, as well as the sales, earnings, and liabilities of the Company during the periods covered by the financial statements. Further, the Shareholder and the Company have made complete and accurate disclosure to the Purchaser of all liabilities of the Company.

          (h) Accounts Payable. The accounts payable of the Company to ordinary creditors (other than its affiliates), exclusive of secured or preferred creditors, do not exceed (pound)125,000 as of the Closing Date.

               (i) Corporate Records. To the knowledge of Douglas Robinson, Robin Smith and Adrian Bone, the Company has complied with all corporate legislation and is in good standing; the corporate records of the Company fully disclose all shareholder and director resolutions relating to the business and affairs of the Company; all corporate proceedings and actions reflected in the corporate records shall have been conducted or taken in compliance with all applicable laws and with the articles and by-laws of the Company; and the minute books of the Company contain all resolutions, certificates, articles, bylaws, agreements and registers properly to be contained therein.

          (j)  Contracts.

               (i) To the best of its knowledge each of the contracts to which the Company is party is in full force and effect, unamended, and there exists no default or event of default relating to any such contract which has not been disclosed to Navtech;

               (ii) There are no  agreements  or  contracts,  written or verbal, under which the Company has any obligation, or pursuant to which the Company derives any benefit, and to which any affiliate of the Company is a party or has in the past customarily assisted in the performance thereof; and

               (iii)There are no existing facts,  circumstances or relationships in existence which may reasonably be expected to be harmed or prejudiced by a change in ownership of the Company and the consequent severing of the relationship of the Company with its current affiliates.

          (k) Employees. None of the employees of the Company has any written contract of employment with the Company, other than as disclosed to the Purchaser.

          (l) Claims. There is no claim, at law or in equity, by any person, pending or threatened, against or affecting the Company.

          (m) Compliance with Laws. To the best of its knowledge, the business and affairs of the Company has been conducted in accordance and compliance with all applicable laws and regulations.

          (n)  Subsidiaries. The Company has no subsidiaries.

          (o) Income Taxes. The liability for income tax for the Company does and shall not exceed(pound)5,000 as of the Closing Date.

          (p) Usual Course of Business. The Company has carried on business in the usual course, without extraordinary transactions since July 1, 1999 and without restricting the foregoing the Company has made no loans or other dispositions to any of the affiliates, employees, consultants, officers or directors, other than has been disclosed to Navtech.

          (q) Assets. As of the Closing Date, the Company is the legal and beneficial owner of all of the items set forth in Schedule "A" hereto.

          (r) Ability to Carry on Business. Other than the items required to be transferred by the Shareholder pursuant to subparagraph 4(b), the

               Company has, and as of the Closing Date will have, all assets, including software, data, hardware and personnel, required to carry on the business as currently conducted by it.

10.      Conditions of Closing

         The parties acknowledge that completion of the transaction provided for herein is conditional upon the following:

          (a) the Purchaser shall be satisfied, acting reasonably, that the Company has, as of the Closing Date, no outstanding liabilities, except for (i) unsecured liabilities to trade creditors incurred in the ordinary course of the Company's business, which shall not exceed (pound)125,000 and (ii) with respect to income taxes payable, as disclosed in such subparagraph 9(o) above.

          (b)  the Purchaser shall be satisfied with its  negotiations  with the
               employees  and   consultants  of  the  Company  with  respect  to
               Post-Closing employment;

          (c) the Purchaser shall have received written confirmation from all secured parties and governmental bodies that the Purchased Shares may be transferred as contemplated hereby, free of all charges or encumbrances;

          (d) all directors and officers of the Company shall have resigned and released the Company of further liability, except for those directors and officers whom the Purchaser wishes to retain;

          (e) the Shareholder shall provide the Company with a general release, in form and substance satisfactory to the Purchaser, of any claim existing as at the Closing Date;

          (f) the Shareholder and the directors of the Company shall have executed the various corporate documents and resolutions of the Company that require execution by the Shareholder and the directors of the Company, and in the event that any of the corporate records have deficiencies, the Shareholder will assist the Purchaser to rectify such deficiencies;

          (g) the representations and warranties of the Shareholder contained in this Agreement shall be true and correct as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of such date;

          (h) all approvals requested for the transfer of the Purchased Shares shall have been obtained including the approval of the board of directors of the Company;

          (i) the Shareholder shall have returned all material and documents of the Company in his possession, and shall verify that any electronically stored information has been returned with all copies destroyed;

          (j)  TD  Bank  shall  have  provided  its  written   consent  to  this
               transaction in terms satisfactory to the Shareholder and the Purchaser; and

          (k) the Purchaser and the Shareholder shall have executed and delivered a forbearance agreement addressing the status of the

               Navtech Flight Operations Support Software, systems products and services (including without limitation Navtech Master Products & Services Agreement No. 94-05) ("Navtech FOMS").

11.      Inter-Company Payables

         Provided that Closing has occurred, all amounts owing to affiliates by the Company, and all amounts owing by affiliates to the Company shall be deemed to have been extinguished.

12.      Professional Costs

         The parties shall be responsible for their respective legal and other professional costs incurred in connection with negotiating and completing this Agreement. For greater certainty the Shareholder will be responsible for the costs for the services for his own personal legal, accounting, tax and other related matters.

13.      Public Announcement

         Any public announcement or other communication concerning this Agreement shall be subject to the joint approval of the Purchaser and the Shareholder. The Shareholder acknowledges that the Purchaser is subject to certain disclosure obligations based on the materiality of this Agreement and as such the Purchaser shall have the right to make such disclosure upon giving written notice to the Shareholder.

14.      Further Assurances

         Each party to this Agreement covenants and agrees that, from time to time subsequent to the Closing Date, it will at the request and expense of the requesting party, execute and deliver all such documents, including, without limitation, all such additional conveyance, transfers, consents and other assurances and do all such other acts and things as any other party hereto, acting reasonably, may from time to time request be executed or done in order to better evidence or perfect or effectuate any provision of this Agreement or of any agreement or other document executed pursuant to this Agreement or any of the respective obligations intended to be created hereby or thereby.

15.      Change of Name

     Within 180 days of the Closing Date, the Purchaser shall change the name of the Company to a name which does not reference "Skyplan".

16.      Binding Agreement

         This Letter, if accepted by the Shareholder, shall constitute a legally binding agreement in accordance with the terms hereof.

17.      Jurisdiction

         This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the parties hereto hereby irrevocably attorn to the exclusive jurisdiction of the courts of that province.

18.      Counterparts

         This Letter may be executed in separate counterparts each of which shall be an original and all of which shall constitute one and the same agreement.

19.      Notices

         Any notices to be provided by this Agreement may be mailed, delivered, or forwarded by facsimile. If to the Shareholder, the address is as follows:

         Mr. Adrian Bone
         President
         Skyplan Services Limited
         1441 Aviation Park
         Calgary, AB, T2E 8M7
         Fax:     (403) 275-3877

         If to the Purchaser, the address is as follows:

         Mr. Duncan Macdonald
         Chief Executive Officer
         Navtech Systems Support Inc.
         175 Columbia Street W.
         Suite 102
         Waterloo, ON, N2L 5Z5
         Fax:     (519) 747-1003

20.      Time of the Essence

         Time shall in all respects be of the essence.

21.      Arbitration

         All disputes arising out of or in connection with the matters set forth in this letter agreement shall be decided by a single arbitrator pursuant to the Arbitration Act (Alberta).

22.      Acceptance

         If the foregoing general terms and conditions are acceptable to you, please sign the enclosed duplicate copy of this Letter and return it to us.

                                   Yours truly,
                                   NAVTECH SYSTEMS SUPPORT INC.

                                   /s/ Duncan Macdonald
                                   ---------------------------
                                   Per:
                                   Title:   Chief Executive Officer

         For good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, Skyplan Services Limited, by its duly authorized officer, hereby agrees to the terms and conditions above set forth and by the acceptance hereof, the foregoing shall constitute a binding agreement between Navtech Systems Support Inc. and Skyplan Services Limited, as set forth above, this 24th day of September, 1999.


                                   SKYPLAN SERVICES LIMITED
                                   Per: /s/ Douglas Robinson
                                        ----------------------------------------
                                        Douglas Robinson
                                        Director and Officer

                                   Per: /s/ Adrian Bone
                                        ----------------------------------------
                                        Adrian Bone
                                        President

                                  Schedule "A"


Fixed Asset Listing As of December 31, 1998 audit working papers:

Improvements to property
------------------------
Stamp duty
Partitioning/Redecorations
Installation network points
Electrical works

Office Furniture
----------------
Office furniture
Chairs/Bookcase
Desks/Ops table/Filing cabinet
5 Chairs/Arms

Office Equipment
----------------
Office equipment
Mobile phone
Printing calculator
Fans
Vacuum cleaner
Call logging equipment
Photocopier
Handset for answer system
Telephone equipment

Computer Equipment
Computer equipment
Power supply unit
Modem cable
Processor motherboard
Processor motherboard
Modem cable
Network (WAN) equipment
Computer memory
Lap top computer R. Smith
Various computer equipment
Monitor
HP Jet printer server
Computer  system IBM (4 computers)
Laser Jet printer
Network equipment Tricom
Computer system

                                  Schedule "B"



-    Aircraft Performance Data;

-    Aircraft Characteristics Files;

-    Customer Policies for Fuel Reserves and ETPs;

-    Customer Stored Routes;

-    Customer Networking Addresses (AFTN, SITA, ARINC, Fax);

-    Customer-specific NOTAMs;

-    Flight Plan Format Files;

- Airport Data for Airport(s) in a designated city-pair for any customer of the Company;

- Enhancements to the FOMS system as currently provided to the Company's customers (e.g. MORA).